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                                                                      Exhibit 21

                            SUBSIDIARIES OF ALLEGHANY

Alleghany Capital Corporation (Delaware)
Alleghany Consulting, Inc. (Delaware)
Alleghany Funding Corporation (Delaware)
Alleghany Investment Services, Inc. (Delaware)
Alleghany Properties, Inc. (Delaware)
    Sacramento Properties Holdings, Inc. (California)
Mineral Holdings Inc. (Delaware -- 93.44%)
    World Minerals Inc. (Delaware)
          World Minerals FSC, Inc. (Barbados)
          Advanced Minerals Corporation (Delaware)
                Fluxx Corp. (Delaware)
          World Minerals Italiana S.r.L. (Italy)
          World Minerals Espanola, S.A. (Spain)
          World Minerals (U.K.) Limited (United Kingdom)
          WM Canada Inc. (Canada)
          World Minerals do Brasil Ltda. (Brazil)
          World Minerals Europe, S.A. (France)
          World Minerals Island, h.f. (Iceland)
          Celite Corporation (Delaware)
                Celite Europe Corporation (Delaware)
                      Celite France, S.A. (France)
                            Fluxx France S.A. (France)
                Celite B.V. (Amsterdam, the Netherlands)
                      Celite Hispanica, S.A. (Spain)
                Celite Mexico S.A. de C.V. (Mexico)
                      Almeria, S.A. de C.V. (Mexico)
                      Diatomita San Nicolas, S.A. de C.V. (Mexico)
                Celite Pacific Limited (Hong Kong)
                Celite China Inc. (Delaware)
                      Linjiang Celite Diatomite Company Ltd. (China -- 76.76%)
                Celite Jilin, Inc. (Delaware)
                      Changbai Celite Diatomite Company Ltd. (China -- 71.76%)
                Celite Minerals China Corporation (Delaware)
                      Linjiang Lin-Lin Celite Diatomite Company Limited
                      (China -- 73.48%)
                Celite Chile S.A. (Chile)
                      Sociedad Minera Celite del Peru, S.A. (Peru)
                Peruco, Inc. (Delaware)
                Celite Korea Ltd. (South Korea)
          Harborlite Corporation (Delaware)
                Harborlite Chile, S.A. (Chile)
                Perlite, Inc. (Delaware)
                Harborlite (U.K.) Limited (United Kingdom)
                Harborlite France (France)
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                Harborlite Aegean Endustri Mineralleri-Sanayi, a.s. (Turkey)
                Substancias y Mineralas Navajas S.A. de C.V. (Mexico) Europerlite B.V. (Amsterdam, the Netherlands)
                      Europerlita Espanola, S.A. (Spain)
                      Europerlite Italiana, S.p.A. (Italy)
                      Anatolian Perlite B.V. (Netherlands)
                            Anadolu Perlit (Turkey)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
    J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
    Alleghany Holdings (Bermuda) Ltd. (Bermuda)
    Capitol Transamerica Corporation (Wisconsin)
          Capitol Facilities Corporation (Wisconsin)
          Capitol Indemnity Corporation (Wisconsin)
          Capitol Specialty Insurance Corporation (Wisconsin)
          Transamerica Travel Agency, Inc. (Wisconsin)
    Underwriters Insurance Company (Nebraska)
Heads & Threads International LLC (Delaware)
    Heads and Threads (PA) LLC (Delaware)


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